Investor Relations Contact:	Public Relations Contact:
Randi Paikoff Feigin	Kathy Durr
Tel: 408-745-2371 randi@juniper.net	Tel: 408-745-5058 kdurr@juniper.net

Juniper Networks, Inc. Reports Q4’04 and Year End 2004 Financial Results
2004 Net Revenue of $1.3B, up 90%, 2004 GAAP EPS of $0.25, up 178%, and
2004 Non-GAAP EPS of $0.44, up 214%, from 2003

Sunnyvale, CA – January 18, 2005 — Juniper Networks, Inc. (NASDAQ: JNPR) today reported its results for the quarter and annual periods ended December 31, 2004.

Net revenues for the fourth quarter were $430.1 million, compared to $207.0 million for the same period last year, an increase of 108 percent.

GAAP net income for the fourth quarter was $66.0 million or $0.11 per share, compared to $14.7 million or $0.03 per share in the fourth quarter of 2003. Non-GAAP net income was $85.9 million or $0.15 per share, compared to $27.7 million or $0.06 per share in the fourth quarter of 2003. See the table at the bottom of the Non-GAAP Condensed Consolidated Statements of Operations for a reconciliation of the non-GAAP net income to the GAAP net income.

Net revenues for the full year 2004 were $1,336.0 million, compared to $701.4 million during calendar year 2003, an increase of 90 percent.

GAAP net income for calendar year 2004 was $135.7 million or $0.25 per share, compared to $39.2 million or $0.09 per share during calendar year 2003. Non-GAAP net income for calendar year 2004 was $238.6 million or $0.44 per share, compared to $59.0 million or $0.14 per share during calendar year 2003. See the table at the bottom of the Non-GAAP Condensed Consolidated Statements of Operations for a reconciliation of the non-GAAP net income to the GAAP net income.

Cash provided by operations was $142.5 million for the fourth quarter, compared to cash provided by operations of $62.9 million for the same period last year. Cash provided by operations for 2004 was $439.4M, up from $178.6M in 2003. Capital expenditures and depreciation during the fourth quarter were $18.5 million and $11.5 million, respectively.

“The fourth quarter was strong in every dimension, which completed a year of record performance,” said Scott Kriens, CEO of Juniper Networks. “We are in the sweet spot of the new networking industry, with both opportunities and capabilities to extend our growth and leadership strengths in an expanding marketplace.”

Juniper Networks will host a conference call web cast today, January 18, 2005 at 1:45 p.m. PT/4:45 p.m. ET at: http://www.juniper.net/company/investor/conferencecall.html. The conference call will be archived on the Juniper Networks website until February 28, 2005. A replay will be accessible by telephone after 3:00 p.m. Pacific Time through January 25, 2005 by dialing 800-633-8284 (or 402-977-9140), reservation number, 21227354. The replays will be available 24 hours/day, including weekends.

About Juniper Networks, Inc.
Juniper Networks is the leader in delivering secure and assured communications over a single IP network. The company’s purpose-built, high performance IP platforms enable customers to support many different services and applications at scale. Service providers, enterprises, governments and research and education institutions worldwide rely on Juniper Networks to deliver products for building networks that are tailored to the specific needs of their users, services and applications. Juniper Networks’ portfolio of proven networking and security solutions supports the complex scale, security and performance requirements of the world’s most demanding networks. Additional information can be found at www.juniper.net.

Juniper Networks, the Juniper Networks logo, NetScreen, NetScreen Technologies, the NetScreen logo, NetScreen-Global Pro, ScreenOS, and GigaScreen are registered trademarks of Juniper Networks, Inc. in the United States and other countries.

Statements in this release concerning Juniper Networks’ business outlook, future financial and operating results, and overall future prospects are forward looking statements that involve a number of uncertainties and risks. Actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending; the network capacity requirements of communication service providers; increases in competition; the timing of orders and their fulfillment; availability and cost of key parts and supplies; ability to establish and maintain relationships with distributors and resellers; variations in the expected mix of products sold; changes in customer mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of our products and services; rapid technological and market change; adoption of regulations or standards affecting our products, services or industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; currency fluctuations; litigation; and other factors listed in our most recent report on Form 10-Q filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2004	December 31, 2003*
ASSETS

Current assets:
Cash and cash equivalents	$713,182	$365,606
Short-term investments	404,659	215,906
Accounts receivable, net	187,306	77,964
Prepaid expenses and other current assets	108,586	31,333
Total current assets	1,413,733	690,809
Property and equipment, net	275,612	244,491
Long-term investments	595,234	394,297
Restricted cash	31,226	30,837
Goodwill	4,427,930	983,397
Purchased intangible assets, net and other long-term assets	255,979	67,266
Total assets	$6,999,714	$2,411,097
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$113,890	$61,237
Accrued compensation	82,946	42,650
Accrued warranty	38,921	35,324
Other accrued liabilities	107,330	66,743
Deferred revenue	159,750	59,434
Total current liabilities	502,837	265,388
Deferred revenue, net of current portion	22,700	15,878
Other long-term liabilities, net of current portion	81,440	25,312
Long-term debt	400,000	542,076
Commitments and contingencies

Stockholders’ equity:
Common stock and additional paid-in capital	5,888,220	1,557,376
Deferred stock compensation	(32,394)	(1,228)
Accumulated other comprehensive income (loss)	(716)	4,414
Retained earnings	137,627	1,881
Total stockholders’ equity	5,992,737	1,562,443
Total liabilities and stockholders’ equity	$6,999,714	$2,411,097
*Certain amounts that were previously reported have been reclassified to conform to the current period presentation. Specifically, deferred revenue and restructuring liabilities have been reclassified between short-term and long-term accounts.

Juniper Networks, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003

Net revenues:
Product (1)	$379,834	$179,104	$1,162,928	$602,455
Service	50,219	27,851	173,091	98,938
Total net revenues	430,053	206,955	1,336,019	701,393

Cost of revenues:
Product	99,434	54,753	317,616	200,621
Service	27,317	15,876	92,958	56,728
Total cost of revenues	126,751	70,629	410,574	257,349
Gross margin	303,302	136,326	925,445	444,044

Operating expenses:
Research and development	68,759	44,695	238,363	176,104
Sales and marketing	101,195	44,380	302,345	145,784
General and administrative	14,599	7,170	53,261	28,462
Amortization of purchased intangibles and deferred stock compensation (2)	28,523	5,375	100,737	22,698
Restructuring costs	–	–	(5,058)	13,985
In-process research and development	–	–	27,500	–
Integration costs	–	–	5,087	–
Total operating expenses	213,076	101,620	722,235	387,033
Operating income	90,226	34,706	203,210	57,011
Interest and other income	11,526	6,128	28,233	33,428
Interest and other expense	(412)	(5,410)	(5,379)	(39,099)
Write-down of investments	–	–	(2,939)	–
Loss on redemption of convertible subordinated notes	–	(15,193)	(4,107)	(1,085)
Gain on sale of investments	–	–	–	8,739
Income before income taxes	101,340	20,231	219,018	58,994
Provision for income taxes	35,339	5,498	83,272	19,795
Net income	$66,001	$14,733	$135,746	$39,199

Net income per share:
Basic	$0.12	$0.04	$0.28	$0.10
Diluted*	$0.11	$0.03	$0.25	$0.09

Shares used in computing net income per share:
Basic	538,158	389,343	493,073	382,180
Diluted*	588,583	433,577	542,625	413,821

(1) Product net revenues are generated from groups of similar products as follows:
Infrastructure	$299,863	$179,104	$975,729	$602,455
Security	79,971	–	187,199	–
Total	$379,834	$179,104	$1,162,928	$602,455

(2) Amortization of deferred stock compensation relates to the following cost and expense categories by period:
Cost of revenues	$676	$15	$2,850	$(33)
Research and development	5,217	511	21,493	1,925
Sales and marketing	3,800	78	17,685	205
General and administrative	383	17	1,927	(60)
Total	$10,076	$621	$43,955	$2,037
*2003 amounts have been restated to include shares issuable upon conversion of the Zero Coupon Convertible Senior Notes due June 15, 2008

Juniper Networks, Inc.
Non-GAAP Condensed Consolidated Statements of Operations (1)
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003

Net revenues:
Product	$379,834	$179,104	$1,162,928	$602,455
Service	50,219	27,851	173,091	98,938
Total net revenues	430,053	206,955	1,336,019	701,393

Cost of revenues:
Product	99,434	54,753	317,616	200,621
Service	27,317	15,876	92,958	56,728
Total cost of revenues	126,751	70,629	410,574	257,349
Gross margin	303,302	136,326	925,445	444,044

Operating expenses:
Research and development	68,759	44,695	238,363	176,104
Sales and marketing	101,195	44,380	302,345	145,784
General and administrative	14,599	7,170	53,261	28,462
Total operating expenses	184,553	96,245	593,969	350,350
Operating income	118,749	40,081	331,476	93,694
Interest and other income	8,024	6,128	24,731	32,238
Interest and other expense	(412)	(5,410)	(5,379)	(39,099)
Income before income taxes	126,361	40,799	350,828	86,833
Provision for income taxes	40,436	13,056	112,265	27,787
Net income	$85,925	$27,743	$238,563	$59,046

Net income per share:
Basic	$0.16	$0.07	$0.48	$0.15
Diluted*	$0.15	$0.06	$0.44	$0.14

Shares used in computing net income per share:
Basic	538,158	389,343	493,073	382,180
Diluted*	588,583	433,577	542,625	413,821
*2003 amounts have been restated to include shares issuable upon conversion of the Zero Coupon Convertible Senior Notes due June 15, 2008

(1) The non-GAAP statements exclude restructuring costs, amortization of purchased intangibles and deferred stock compensation, in-process research and development, integration costs, write-down of investments, loss on redemption of convertible subordinated notes, gain on sale of investments and a prior period acquisition related adjustment. See reconciliation to GAAP information below:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Non-GAAP net income	$85,925	$27,743	$238,563	$59,046
Amortization of purchased intangibles and deferred stock compensation	(28,523)	(5,375)	(100,737)	(22,698)
Restructuring costs	–	–	5,058	(13,985)
In-process research and development	–	–	(27,500)	–
Integration costs	–	–	(5,087)	–
Gain from non-recurring engineering contract	3,502	–	3,502	–
Acquisition related adjustment	–	–	–	1,190
Write-down of investments	–	–	(2,939)	–
Loss on redemption of convertible subordinated notes	–	(15,193)	(4,107)	(1,085)
Gain on sale of investments	–	–	–	8,739
Income tax effect	5,097	7,558	28,993	7,992
Net income	$66,001	$14,733	$135,746	$39,199

Juniper Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2004	2003

OPERATING ACTIVITIES:
Net income	$135,746	$39,199

Adjustments to reconcile net income to net cash from operating activities:
Depreciation	40,843	43,998
Amortization of purchased intangibles, deferred stock compensation and debt costs	104,831	26,042
Restructuring and other	321	3,621
In-process research and development	27,500	–
Write-down of investments	2,939	–
Loss on redemption of convertible subordinated notes	4,107	1,085
Gain on sale of investments	–	(8,739)
Tax benefit of employee stock option plans	65,988	10,813

Changes in operating assets and liabilities:
Accounts receivable, net	(81,398)	537
Prepaid expenses, other current assets and other long-term assets	(56,253)	(3,092)
Accounts payable	29,390	12,963
Accrued compensation	40,296	17,528
Accrued warranty	3,597	2,966
Other accrued liabilities	27,893	2,467
Deferred revenue	93,648	29,166
Net cash provided by operating activities	439,448	178,554

INVESTING ACTIVITIES:
Purchases of property and equipment, net	(63,185)	(19,388)
Purchases of available-for-sale investments	(739,437)	(734,679)
Maturities and sales of available-for-sale investments	704,740	1,085,929
Increase in restricted cash	(249)	(30,837)
Minority equity investments	(1,225)	(900)
Cash and cash equivalents acquired in connection with the NetScreen acquisition, net of cash paid	40,889	–
Net cash (used in) provided by investing activities	(58,467)	300,125

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	175,172	91,755
Redemption of convertible subordinated notes	(144,967)	(792,013)
Retirement of common stock	(63,610)	–
Proceeds from issuance of convertible senior notes	–	392,750
Net cash used in financing activities	(33,405)	(307,508)
Net increase in cash and cash equivalents	347,576	171,171
Cash and cash equivalents at beginning of period	365,606	194,435
Cash and cash equivalents at end of period	$713,182	$365,606